Exhibit 99
                           FPIC INSURANCE GROUP, INC.
                       REPORTS SECOND QUARTER 2003 RESULTS

JACKSONVILLE, Fla. (Business Wire) - August 13, 2003 - FPIC Insurance Group, Inc. ("FPIC") (Nasdaq Symbol: FPIC) today reported net income of $3.5 million, or $0.37 per diluted share, for the second quarter 2003, compared to net income of $2.6 million, or $0.27 per diluted share, for the second quarter 2002.

Net income was $6.3 million, or $0.66 per diluted share, for the six months ended June 30, 2003, an increase of $30.4 million, or $3.20 per diluted share, when compared with a net loss of ($24.1) million, or ($2.54) per diluted share, for the six months ended June 30, 2002. During the first six months of 2002, the adoption of Financial Accounting Standard No. ("FAS") 142 "Goodwill and Other Intangible Assets" resulted in a one-time, non-cash charge that reduced the carrying value of goodwill by $29.6 million, net of income tax benefit. Net income before cumulative effect of accounting change was $5.5 million, or $0.57 per diluted share, for the six months ended June 30, 2002.

"Continued positive earnings and a strengthened capital position highlight our second quarter," stated John R. Byers, President and Chief Executive Officer. "As demonstrated by our financial results and operational performance in the second quarter, FPIC is making significant progress towards achieving our current operational goals and building the Company for the long-term."

Operating earnings were $3.2 million, or $0.34 per diluted share, for the second quarter 2003, up from operating earnings of $2.8 million, or $0.30 per diluted share, for the second quarter 2002. For the six months ended June 30, 2003, operating earnings were $5.9 million, or $0.62 per diluted share, up from operating earnings of $5.4 million, or $0.57 per diluted share, for the six months ended June 30, 2002.

Operating earnings is a non-GAAP financial measure widely used in the insurance industry to evaluate underwriting performance over time. Operating earnings is also an often-used tool of investors and analysts in our sector to facilitate understanding of results by excluding the net effects of realized capital gains and losses that are tied to the financial markets, and the cumulative effects of accounting changes and other infrequent or non-recurring items, which can affect comparability across reporting periods. The table below reconciles net income
(loss) to operating earnings.

                                                                           Three Months Ended                Six Months Ended
                                                                   --------------------------------- -------------------------------
Reconciliation of Net Income (Loss)
to Operating Earnings                                                June 30, 2003    June 30, 2002   June 30, 2003   June 30, 2002
------------------------------------------------                   ----------------  --------------- --------------  ---------------
Net income (loss)                                                 $      3,498             2,609          6,258           (24,104)
                                                                   ----------------  --------------- --------------  ---------------
    Adjustments to reconcile net income (loss) to
      operating earnings:
       Less:  Net realized investment gains (losses),
         net of income taxes                                               257              (199)           403                88
       Less:  Cumulative effect of accounting change,
         net of income taxes                                                --                --             --           (29,578)
                                                                   ----------------  --------------- --------------  ---------------
         Total adjustments                                                 257              (199)           403           (29,490)
                                                                   ----------------  --------------- --------------  ---------------
            Operating earnings                                    $      3,241             2,808          5,855             5,386
                                                                   ================  =============== ==============  ===============

             Second Quarter and First Half 2003 Financial Highlights
             -------------------------------------------------------
  |X| Net income of $0.37 per diluted share and operating earnings of $0.34 per diluted share for the second quarter 2003
  |X| Increased revenues and profits from reciprocal management and third-party administration segments
  |X| Increases in assets, reserves, tangible book value and consolidated statutory surplus
  |X| Full repayment of term loan and partial repayment of revolving credit facility from the net proceeds of $30 million in private offerings
  |X|   9.6% return on average equity for the trailing four quarters

                     Second Quarter 2003 Operational Review
                     --------------------------------------
  |X|   Continued hard market conditions and high policyholder retention levels
  |X|   Continued focus on core markets and products
  |X|   Overall claims results consistent with expectations
  |X|   Continued selective underwriting and strong claims management
  |X|   Continued consolidation of insurance operations
  |X| Amendment to Hannover Re finite reinsurance agreement to extend through 2004 and provide flexibility in the amount of ceded premium
  |X|   Continued active participation in Florida tort reform initiatives
  |X|   Reaffirmation of A.M. Best rating

Commenting on second quarter 2003 operations, Mr. Byers, said, "Our operations continue to be favorably impacted by significant pricing improvements and our selective underwriting and strong claims management. We continue to focus on consolidating our insurance operations and are working diligently to achieve operating efficiencies in each of our business segments. These efforts have improved our consolidated results and have helped to offset the downward pressure we continue to see on investment yields."

Mr. Byers, commenting on capital initiatives, stated, "The $30 million in private offerings that we completed during the second quarter allowed us to replace a significant portion of our commercial bank debt with longer-term institutional debt that is much less restrictive on our operations. We used the remaining net proceeds from these offerings to contribute additional capital to our insurance operations. Our new debt structure also reduces current debt service requirements, which contributes to our stronger capital position.

"Also during the second quarter, we amended and extended our Hannover Re finite reinsurance agreement. This agreement allows us to build business during current hard market growth conditions without straining our capital leverage levels. As amended, the agreement now allows us to adjust the amount of ceded premium as our internal capital structure changes. This agreement is an ideal bridge to new business for the Company."

Mr. Byers, concluded, "Our overriding priority in 2003 is to create and maintain a strong, stable and consistently profitable organization. We are confident that the steps we have already taken are the right ones and have positioned us well to move forward as a stronger, more focused organization for the long-term. That said, we will continue to explore and aggressively pursue opportunities available to us for additional capacity in order to best serve our customers and build value for our shareholders."

For additional information regarding the Company's financial position and results of operations, see the Company's Securities and Exchange Commission ("SEC") quarterly report on Form 10-Q for the second quarter 2003 filed with the SEC on August 13, 2003.

                                 Conference Call
                                 ---------------
FPIC will host a conference call at 11 a.m., Eastern Time, Thursday, August 14, 2003, to review second quarter 2003 results. Mr. Byers and Kim D. Thorpe, FPIC's Executive Vice President and Chief Financial Officer, will host the call. Messrs. Byers and Thorpe, together with Robert E. White, Jr., the President of First Professionals Insurance Company, Inc., FPIC's largest insurance subsidiary, will take questions on an interactive basis from FPIC's analysts and investors. To access the conference call, please dial (888) 428-4479 (USA) or
(651) 291-0900 (International).

The conference call will also be broadcast live over the Internet in a listen-only format via FPIC's corporate website at http://www.fpic.com. To access the call from FPIC's home page, click on "Investor Relations" and a conference call link will be provided to connect listeners to the broadcast.

Questions can be submitted either during the call or in advance of the call via e-mail at ir@fpic.com or through FPIC's corporate website at http://www.fpic.com, where a link on the "Investor Relations" page has been provided.

For individuals unable to participate in the conference call, a telephone replay will be available beginning at 4:15 p.m., Eastern Time, Thursday, August 14, 2003 and ending at 11:59 p.m., Eastern Time, Saturday, August 16, 2003. To access the telephone replay, dial (800) 475-6701 (USA) or (320) 365-3844 (International) and use the access code 673248. A replay of the conference call webcast will also be available beginning at 1 p.m., Eastern Time, Thursday, August 14, 2003 on FPIC's website.

                                Corporate Profile
                                -----------------
FPIC Insurance Group, Inc., through its subsidiary companies, is a leading provider of professional liability insurance for physicians, dentists and other healthcare providers, primarily in Florida and Missouri. FPIC also provides management and administration services to Physicians' Reciprocal Insurers, a New York medical professional liability insurance reciprocal, and third-party administration services both within and outside the healthcare industry.

                             Safe Harbor Disclosure
                             ----------------------
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Any written or oral statements made by or on behalf of FPIC may include forward-looking statements, which reflect our current views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to:

     i) Uncertainties relating to government and regulatory policies (such as subjecting FPIC to insurance regulation or taxation in additional jurisdictions or amending, revoking or enacting any laws, regulations or treaties affecting our current operations);
     ii) The occurrence of insured or reinsured events with a frequency or severity exceeding our estimates;
     iii) Legal developments, including claims for extra-contractual obligations or in excess of policy limits in connection with the administration of insurance claims;
     iv) Developments in global financial markets that could affect our investment portfolio and financing plans;
     v)     The impact of surplus constraints on growth;
     vi) Developments in reinsurance markets that could affect our reinsurance programs;
     vii) The impact of mergers and acquisitions, including the ability to successfully integrate acquired businesses and achieve cost savings, competing demands for our capital and the risk of undisclosed liabilities;
     viii) The ability to integrate Anesthesiologists Professional Assurance Company's ("APAC") operations into First Professionals Insurance Company, Inc.'s ("First Professionals") and achieve associated cost savings;
     ix) Risk factors associated with financing and refinancing, including the willingness of credit institutions to provide financing and the availability of credit generally;
     x) The competitive environment in which FPIC operates, including reliance on agents to place insurance, physicians electing to practice without insurance coverage, related trends and associated pricing pressures and developments;
     xi)    The actual amount of new and renewal business;
     xii) Rates, including rates on excess policies, being subject to or mandated by legal requirements and regulatory approval, which could affect our business or reinsurance arrangements;
     xiii)  The loss of the services of any of our executive officers;
     xiv)   The uncertainties of the loss reserving process;
     xv)    The ability to collect reinsurance recoverables;
     xvi) Changes in our financial ratings resulting from one or more of these uncertainties or other factors and the potential impact on our agents' ability to place insurance business on behalf of FPIC;
     xvii) The dependence of the reciprocal management segment upon a single major customer, Physicians' Reciprocal Insurers ("PRI"), for the preponderance of its revenue; and
     other risk factors discussed elsewhere within the Company's Form 10-Q for the quarter ending June 30, 2003, filed with the SEC on August 13, 2003, and in FPIC's Form 10-K for the year ended December 31, 2002, filed with the SEC on March 28, 2003.

The words "believe," "anticipate," "foresee," "estimate," "project," "plan," "expect," "intend," "hope," "should," "will," "will likely result" or "will continue" and variations thereof or similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. FPIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.



                                     Contact
                                     -------
                                Roberta Goes Cown
                   Senior Vice President and Corporate Counsel
                         (904) 354-2482, Extension 3287
             For all your investor needs, FPIC is on the Internet at
                               http://www.fpic.com
                 Got a Tough Question? E-mail us at ir@fpic.com
                  FPIC: Providing Answers in a Changing Market

                           FPIC Insurance Group, Inc.
                        Unaudited Selected Financial Data
                    (Dollars In Thousands, Except Share Data)

                                                                       Three Months Ended            Six Months Ended
                                                                   ----------------------------  ----------------------------
Consolidated Statements of Income (Loss)                           June 30, 2003  June 30, 2002  June 30, 2003  June 30, 2002
-----------------------------------------------------------------  ----------------------------  ----------------------------
Revenues
    Net premiums earned                                           $  31,870        47,560       $    60,779        86,902
    Claims administration and management fees                         9,098         8,291            17,762        15,921
    Net investment income                                             4,719         5,813             9,221        10,701
    Commission income                                                 2,789         1,162             4,373         2,036
    Net realized investment gains (losses)                              418          (324)              656           144
    Finance charge and other income                                     247           257               479           486
                                                                   -------------  ------------    -------------- -------------
        Total revenues                                               49,141        62,759            93,270       116,190
                                                                   -------------  ------------    -------------- -------------
Expenses
    Net losses and loss adjustment expenses ("LAE")                  29,666        41,358            56,300        75,183
    Other underwriting expenses                                       2,167         6,687             5,032        13,386
    Claims administration and management expenses                     8,171         7,947            16,513        15,357
    Interest expense                                                  3,530         1,254             5,571         2,470
    Other expenses                                                       71           106               141           177
                                                                   -------------  ------------    -------------- -------------
        Total expenses                                               43,605        57,352            83,557       106,573
                                                                   -------------  ------------    -------------- -------------
Income before income taxes and cumulative effect of
    accounting change                                                 5,536         5,407             9,713         9,617

    Less: Income tax expense                                          2,038         2,798             3,455         4,143
                                                                   -------------  ------------    -------------- -------------

Income before cumulative effect of accounting change                  3,498         2,609             6,258         5,474

    Less: Cumulative effect of  accounting change (net of an
      $18,784 income tax benefit)                                        --            --                --        29,578
                                                                   -------------  ------------    -------------- -------------

Net income (loss)                                                $    3,498         2,609       $     6,258       (24,104)
                                                                   =============  ============    ============== =============
Basic earnings (loss) per common share                           $     0.37          0.28       $      0.66         (2.57)
                                                                   =============  ============    ============== =============
Diluted earnings (loss) per common share                         $     0.37          0.27       $      0.66         (2.54)
                                                                   =============  ============    ============== =============
Basic weighted average common shares outstanding                      9,425         9,390             9,417         9,382
                                                                   =============  ============    ============== =============
Diluted weighted average common shares outstanding                    9,533         9,516             9,474         9,507
                                                                   =============  ============    ============== =============

Selected Consolidated Statement of Financial Position Information                                June 30, 2003  Dec 31, 2002
-----------------------------------------------------------------                               -------------- -------------
Total cash and investments                                                                      $   572,744        538,720
Total assets                                                                                    $ 1,092,720      1,026,431
Liability for losses and LAE                                                                    $   495,306        440,166
Liability for losses and LAE, net of reinsurance                                                $   276,840        272,007
Revolving credit facility                                                                       $    19,500         37,000
Trust preferred securities                                                                      $    20,000             --
Senior notes                                                                                    $    10,000             --
Term loan                                                                                       $        --         10,208
Total shareholders' equity                                                                      $   176,033        165,913
Book value per common share                                                                     $     18.63          17.67
Tangible book value per common share*                                                           $     16.54          15.55
Common shares outstanding                                                                             9,449          9,391
Consolidated statutory surplus                                                                  $   132,389        125,470

* Excludes goodwill of $18,870 and $18,870 and intangible assets of $893 and $1,034 as stated in consolidated balance sheet at 6/30/03 and 12/31/02, respectively

                                                                        Three Months Ended            Six Months Ended
                                                                   ----------------------------  ----------------------------
Selected Consolidated Cash Flow Information                        June 30, 2003  June 30, 2002  June 30, 2003  June 30, 2002
-----------------------------------------------------------------  ----------------------------  ----------------------------
Net cash provided by operating activities                         $     3,682         9,575     $    26,969        22,599
Net cash used in investing activities                             $   (12,653)      (17,483)    $   (33,818)      (33,603)
Net cash provided by (used in) financing activities               $     1,823        (1,445)    $       510        (2,479)

                           FPIC Insurance Group, Inc.
                  Unaudited Selected Financial Data (Continued)
                             (Dollars In Thousands)

                                                                     Three Months Ended             Six Months Ended
                                                                ------------------------------ ------------------------------
                                                                  June 30, 2003  June 30, 2002   June 30, 2003  June 30, 2002
                                                                ------------------------------ ------------------------------
Segment Reconciliation of Total Revenues
--------------------------------------------------------------
Insurance                                                       $     37,628         53,914    $     71,869        99,300
Reciprocal management                                                  8,708          6,793          15,840        12,420
Third party administration                                             4,130          3,586           8,138         7,051
Intersegment eliminations                                             (1,325)        (1,534)         (2,577)       (2,581)
                                                                -------------  -------------   -------------- -------------
    Total  revenues                                             $     49,141         62,759    $     93,270       116,190
                                                                =============  =============   ============== =============

Segment Reconciliation of Net Income (Loss)
--------------------------------------------------------------
Insurance                                                       $        983          1,582    $      2,275         3,807
Reciprocal management                                                  2,206          1,067           3,544       (22,555)
Third party administration                                               309            (40)            439        (5,356)
                                                                -------------  -------------   -------------- -------------
    Net  income (loss)                                          $      3,498          2,609    $      6,258       (24,104)
                                                                =============  =============   ============== =============

Selected Insurance Segment Information
--------------------------------------------------------------

GAAP combined ratio:
    Loss ratio                                                           93%            87%             93%           87%
    Underwriting expense ratio                                            7%            14%              8%           15%
                                                                -------------  -------------   -------------- -------------
    Combined ratio                                                      100%           101%            101%          102%
                                                                =============  =============   ============== =============
Direct and assumed premiums written                             $     84,395         90,426    $    188,929       179,684
                                                                =============  =============   ============== =============
Net premiums written                                            $     35,871         57,164    $     74,867       113,359
                                                                =============  =============   ============= =============
Net paid losses and LAE on professional liability claims        $     27,914         29,038    $     50,740        49,038
                                                                =============  =============   ============== =============
Average net paid loss per professional liability claim with
    indemnity payment                                           $        226            213    $        195           192
                                                                =============  =============   ============== =============
Total professional liability claims and incidents reported
    during the period                                                    745            861           1,572         1,643
                                                                =============  =============   ============== =============
Total professional liability claims with indemnity payment                66             91             131           162
                                                                =============  =============   ============== =============
Total professional liability claims and incidents closed
    without indemnity payment                                            567            560             910           932
                                                                =============  =============   ============== =============

Professional liability policyholders (excludes policyholders
    under fronting arrangements)                                                                     14,951        16,753

Professional liability policyholders under fronting arrangements                                      2,966         5,493

Selected Reciprocal Management Segment Information
--------------------------------------------------------------
Reciprocal premiums written under management                    $     50,165         49,147    $     80,811        75,215

                                                                                                            As of
                                                                                               ------------------------------
                                                                                                 June 30, 2003  June 30, 2002
                                                                                               ------------------------------

Reciprocal statutory assets  under management                                                  $    798,068       811,145

Professional liability policyholders under management                                                10,840        10,364

Selected Third Party Administration Segment Information
--------------------------------------------------------------
Covered lives under employee benefit programs                                                       105,950       108,445

Covered lives under workers' compensation programs                                                   38,300        37,700